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                                                                    EXHIBIT 3.11

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                              State of California
                                  Bill Jones
                              Secretary of State
                                                                           LLC-1

                           LIMITED LIABILITY COMPANY
                           ARTICLES OF ORGANIZATION

         IMPORTANT - Read the instructions before completing the form.
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    This document is presented for filing pursuant to Section 17050 of the
                         California Corporations Code.
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1.  Limited liability company name:
    (End the name with "LLC" or "Limited Liability Company". No periods between the letters in "LLC", "Limited" and "Company" may be abbreviated to "Ltd." and "Co.")
    Kato Road LLC
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2.  Latest date (month/day/year) on which the limited liability company is to dissolve. 12/31/2036
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3.  The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Liability Company Act.
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4.  Enter the name of initial agent for service of process and check the
    appropriate provision below:      Paracorp Incorporated    , which is
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    [_]  an individual residing in California.  Proceed to Item 5.

    [X] a corporation which has filed a certificate pursuant to Section 1505 of the California Corporations Code. Skip Item 5 and proceed to Item 6.
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5.  If the initial agent for service of process in an individual, enter a business or residential street address in California:

    Street address:

    City:                State:  CALIFORNIA                 Zip Code:
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6.  The limited liability company will be managed by:  (check one)
    [X] one manager  [_] more than one manager [_] limited liability company members
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7.  If other matters are to be included in the Articles of Organization attach one or more separate pages. Number of pages attached, if any:
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8.  It is hereby declared that I am the           For Secretary of State Use
    person who executed this instrument,
    which execution is my act and deed.


/s/ Edna Perry
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Signature of organizer


 Edna Perry
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Type or print name of organizer



Date:     June 17       , 1997
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LLC-1   Approved by the Secretary of State

Filing Fee $70                        1/96
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